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                                   EXHIBIT 16




December 6, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in the first three paragraphs of Item 4 of Form 8-K of Wavo Corporation dated December 6, 2000. We have no basis for agreeing or disagreeing with the last paragraph of Item 4 of Form 8-K.


Yours truly,



DELOITTE & TOUCHE LLP


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